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                    BlackRock Massachusetts Tax-Exempt Trust

                               File No. 811-07660

       Sub-Item No. 77Q1(e) (Investment Advisory Contracts) -- Attachment

Attached please find an exhibit to Sub-Item 77Q1(e) of Form N-SAR, a copy of the Closed-End Fund Master Advisory Fee Waiver Agreement between BlackRock Massachusetts Tax-Exempt Trust and BlackRock Advisors, LLC.

Exhibit 77Q1(e)

              CLOSED-END FUND MASTER ADVISORY FEE WAIVER AGREEMENT
              ----------------------------------------------------

     This MASTER ADVISORY FEE WAIVER AGREEMENT (this "Agreement") is made as of
                                                      ---------
the 2nd day of December, 2016, by and among BlackRock Advisors, LLC (the "Adviser") an "Adviser") and each investment company listed on SCHEDULE A
 -------       -------
attached hereto (each, a "Fund").
                          ----

     WHEREAS, each Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end management company, and is
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organized as a statutory trust under the laws of the State of Delaware, a limited liability company under the laws of the State of Delaware, a business trust under the laws of the Commonwealth of Massachusetts or a corporation under the laws of the State of Maryland;

     WHEREAS, the Adviser and each Fund are parties to investment advisory agreements (the "Advisory Agreements"), pursuant to which the Adviser provides
                 -------------------
investment advisory services to each Fund in consideration of compensation as set forth in each Advisory Agreement (the "Advisory Fee"); and
                                           ------------

     WHEREAS, the Adviser has determined that it is appropriate and in the best interests of each Fund and its interestholders to waive part of each Fund's Advisory Fee as set forth in SCHEDULE B attached hereto (the "Fee Waiver"). Each
                                                              ----------
Fund and the Adviser, therefore, have entered into this Agreement in order to effect the Fee Waiver for each Fund at the level specified in SCHEDULE B attached hereto on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Contractual Fee Waiver. During the Term (as defined in Section 3 below), the
   ----------------------
Adviser shall waive a portion of its Advisory Fee with respect to each Fund as set forth in SCHEDULE B attached hereto.

2. Voluntary Fee Waiver/Expense Reimbursement. Nothing herein shall preclude an
   ------------------------------------------
Adviser from contractually waiving other fees and/or reimbursing expenses of any Fund, voluntarily waiving Advisory Fees it is entitled to from any Fund or voluntarily reimbursing expenses of any Fund as the Adviser, in its discretion, deems reasonable or appropriate. Any such voluntary waiver or voluntary expense reimbursement may be modified or terminated by the Adviser at any time in its sole and absolute discretion without the approval of the Fund's Board of Trustees or Board of Directors, as the case may be.

3. Term; Termination.
   -----------------

     3.1 Term. The term ("Term") of the Fee Waiver with respect to a Fund shall
         ----             ----
begin on December 2, 2016 (or such other date as agreed to in writing between the Adviser and the Fund) and end with respect to a Fund after the close of business on the date set forth on SCHEDULE A (or such other date as agreed to in writing between the Adviser and the Fund) unless the Fee Waiver is earlier terminated in accordance with Section 3.2. The Term of the Fee Waiver with respect to a Fund may be continued from year to year thereafter provided that each such continuance is specifically approved by the Adviser and the Fund (including with respect to the Fund, a

                                     - 1 -

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majority of the Fund's Trustees or Directors, as the case may be, who are not
"interested persons," as defined in the 1940 Act, of the Advisers (the "Non-Interested Directors")). Neither the Adviser nor a Fund shall be obligated to extend the Fee Waiver with respect to the Fund.

     3.2 Termination. This Agreement may be terminated prior to expiration by
         -----------
any Fund with respect to such Fund without payment of any penalty, upon 90 days' prior written notice to the Adviser at its principal place of business (or at an earlier date as may be agreed to by both parties); provided that, such action shall be authorized by resolution of a majority of the Non-Interested Directors of such Fund or by a vote of a majority of the outstanding voting securities of such Fund.

4. Miscellaneous.
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     4.1 Captions. The captions in this Agreement are included for convenience
         --------
of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     4.2 Interpretation. Nothing herein contained shall be deemed to require a
         --------------
Fund to take any action contrary to the Fund's Declaration of Trust or Articles of Incorporation, as the case may be, or Bylaws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Fund's Board of Trustees or Board of Directors, as the case may be, of its responsibility for and control of the conduct of the affairs of the Fund.

     4.3 Limitation of Liability. The obligations and expenses incurred,
         -----------------------
contracted for or otherwise existing with respect to a Fund shall be enforced against the assets of such Fund and not against the assets of any other Fund.

     4.4 Definitions. Any question of interpretation of any term or provision of
         -----------
this Agreement, including but not limited to the computations of average daily net assets or of any Advisory Fee, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the relevant Advisory Agreement between the Adviser and the Fund or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act, as applicable, and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such Court, by rules, regulations or orders of the Securities and Exchange Commission ("SEC") issued pursuant to the 1940 Act. In addition, if the
                      ---
effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, that provision will be deemed to incorporate the effect of that rule, regulation or order. Otherwise the provisions of this Agreement will be interpreted in accordance with the substantive laws of the State of New York.

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

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers as of the day and year first above written.

                                          EACH OF THE FUNDS LISTED ON SCHEDULE A
                                          ATTACHED HERETO

                                          By: /s/ Neal J. Andrews
                                              ----------------------------------
                                              Name:  Neal J. Andrews
                                              Title: Chief Financial Officer


                                          BLACKROCK ADVISORS, LLC

                                          By: /s/ Neal J. Andrews
                                              ----------------------------------
                                              Name:  Neal J. Andrews
                                              Title: Managing Director

    [SIGNATURE PAGE TO CLOSED-END FUND MASTER ADVISORY FEE WAIVER AGREEMENT]

                                   SCHEDULE A

              CLOSED-END FUND MASTER ADVISORY FEE WAIVER AGREEMENT

                           (DATED AS OF MARCH 2, 2017)

                                                                            EXPIRATION
     TICKER                             FUND                                   DATE
     ------   --------------------------------------------------------   -----------------
1     BBN     BlackRock Taxable Municipal Bond Trust                     June 30, 2017
2     BJZ     BlackRock California Municipal 2018 Term Trust             June 30, 2017
3     BFZ     BlackRock California Municipal Income Trust                June 30, 2017
4     BHK     BlackRock Core Bond Trust                                  June 30, 2017
5     HYT     BlackRock Corporate High Yield Fund, Inc.                  June 30, 2017
6     BTZ     BlackRock Credit Allocation Income Trust                   June 30, 2017
7     DSU     BlackRock Debt Strategies Fund, Inc.                       June 30, 2017
8     BHL     BlackRock Defined Opportunity Credit Trust                 June 30, 2017
9     BGR     BlackRock Energy and Resources Trust                       June 30, 2017
10    CII     BlackRock Enhanced Capital and Income Fund, Inc.           June 30, 2017
11    BDJ     BlackRock Enhanced Equity Dividend Trust                   June 30, 2017
12    EGF     BlackRock Enhanced Government Fund, Inc.                   June 30, 2017
13    FRA     BlackRock Floating Rate Income Strategies Fund, Inc.       December 31, 2017
14    BGT     BlackRock Floating Rate Income Trust                       June 30, 2017
15    BFO     BlackRock Florida Municipal 2020 Term Trust                June 30, 2017
16    BOE     BlackRock Global Opportunities Equity Trust                June 30, 2017
17    BME     BlackRock Health Sciences Trust                            June 30, 2018
18    BKT     BlackRock Income Trust, Inc.                               June 30, 2017
19    BGY     BlackRock International Growth and Income Trust            June 30, 2017
20    BKN     BlackRock Investment Quality Municipal Trust, Inc.         June 30, 2017

                                                                            EXPIRATION
     TICKER                             FUND                                   DATE
     ------   --------------------------------------------------------   -----------------
21    BLW     BlackRock Limited Duration Income Trust                    June 30, 2017
22    BTA     BlackRock Long-Term Municipal Advantage Trust              June 30, 2017
23    BZM     BlackRock Maryland Municipal Bond Trust                    June 30, 2017
24    MHE     BlackRock Massachusetts Tax-Exempt Trust                   June 30, 2017
25    BIT     BlackRock Multi-Sector Income Trust                        June 30, 2017
26    MUI     BlackRock Muni Intermediate Duration Fund, Inc.            June 30, 2017
27    MNE     BlackRock Muni New York Intermediate Duration Fund, Inc.   June 30, 2017
28    MUA     BlackRock MuniAssets Fund, Inc.                            June 30, 2017
29    BPK     BlackRock Municipal 2018 Term Trust                        June 30, 2017
30    BKK     BlackRock Municipal 2020 Term Trust                        June 30, 2017
31    BBK     BlackRock Municipal Bond Trust                             June 30, 2017
32    BAF     BlackRock Municipal Income Investment Quality Trust        June 30, 2017
33    BBF     BlackRock Municipal Income Investment Trust                June 30, 2017
34    BYM     BlackRock Municipal Income Quality Trust                   June 30, 2017
35    BFK     BlackRock Municipal Income Trust                           June 30, 2017
36    BLE     BlackRock Municipal Income Trust II                        June 30, 2017
37    BTT     BlackRock Municipal 2030 Target Term Trust                 June 30, 2017
38    MEN     BlackRock MuniEnhanced Fund, Inc.                          June 30, 2017
39    MUC     BlackRock MuniHoldings California Quality Fund, Inc.       June 30, 2017
40    MUH     BlackRock MuniHoldings Fund II, Inc.                       June 30, 2017
41    MHD     BlackRock MuniHoldings Fund, Inc.                          June 30, 2017
42    MFL     BlackRock MuniHoldings Investment Quality Fund             June 30, 2017
43    MUJ     BlackRock MuniHoldings New Jersey Quality Fund, Inc.       June 30, 2017

                                                                            EXPIRATION
     TICKER                             FUND                                   DATE
     ------   --------------------------------------------------------   -----------------
44    MHN     BlackRock MuniHoldings New York Quality Fund, Inc.         June 30, 2017
45    MUE     BlackRock MuniHoldings Quality Fund II, Inc.               June 30, 2017
46    MUS     BlackRock MuniHoldings Quality Fund, Inc.                  June 30, 2017
47    MVT     BlackRock MuniVest Fund II, Inc.                           June 30, 2017
48    MVF     BlackRock MuniVest Fund, Inc.                              June 30, 2017
49    MZA     BlackRock MuniYield Arizona Fund, Inc.                     June 30, 2017
50    MYC     BlackRock MuniYield California Fund, Inc.                  June 30, 2017
51    MCA     BlackRock MuniYield California Quality Fund, Inc.          June 30, 2017
52    MYD     BlackRock MuniYield Fund, Inc.                             June 30, 2017
53    MYF     BlackRock MuniYield Investment Fund                        June 30, 2017
54    MFT     BlackRock MuniYield Investment Quality Fund                June 30, 2017
55    MIY     BlackRock MuniYield Michigan Quality Fund, Inc.            June 30, 2017
56    MYJ     BlackRock MuniYield New Jersey Fund, Inc.                  June 30, 2017
57    MYN     BlackRock MuniYield New York Quality Fund, Inc.            June 30, 2017
58    MPA     BlackRock MuniYield Pennsylvania Quality Fund              June 30, 2017
59    MQT     BlackRock MuniYield Quality Fund II, Inc.                  June 30, 2017
60    MYI     BlackRock MuniYield Quality Fund III, Inc.                 June 30, 2017
61    MQY     BlackRock MuniYield Quality Fund, Inc.                     June 30, 2017
62    BLJ     BlackRock New Jersey Municipal Bond Trust                  June 30, 2017
63    BNJ     BlackRock New Jersey Municipal Income Trust                June 30, 2017
64    BLH     BlackRock New York Municipal 2018 Term Trust               June 30, 2017
65    BQH     BlackRock New York Municipal Bond Trust                    June 30, 2017
66    BSE     BlackRock New York Municipal Income Quality Trust          June 30, 2017

                                                                            EXPIRATION
     TICKER                             FUND                                   DATE
     ------   --------------------------------------------------------   -----------------
67    BNY     BlackRock New York Municipal Income Trust                  June 30, 2017
68    BFY     BlackRock New York Municipal Income Trust II               June 30, 2017
69     --     BlackRock Preferred Partners LLC                           July 31, 2017
70    BCX     BlackRock Resources & Commodities Strategy Trust           June 30, 2017
71    BST     BlackRock Science and Technology Trust                     June 30, 2017
72    BUI     BlackRock Utility and Infrastructure Trust                 June 30, 2017
73    BHV     BlackRock Virginia Municipal Bond Trust                    June 30, 2017
74    BSD     The BlackRock Strategic Municipal Trust                    June 30, 2017
75    BGIO    BlackRock 2022 Global Income Opportunity Trust/1/          June 30, 2018

----------
/1/ This Agreement was effective with respect to BlackRock 2022 Global Income Opportunity Trust as of February 16, 2017.

                                   SCHEDULE B

              CLOSED-END FUND MASTER ADVISORY FEE WAIVER AGREEMENT

                         (DATED AS OF DECEMBER 2, 2016)

          BlackRock Advisors, LLC will waive the management fee with respect to any portion of the Fund's assets estimated to be attributable to investments in other equity and fixed-income mutual funds and exchange-traded funds managed by BlackRock Advisors, LLC or its affiliates.